SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 29, 2013 Date of earliest event reported: October 25, 2013

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Martha Stewart Living Omnimedia, Inc. (the “Company”) announced the appointment of Daniel W. Dienst, 48, to the position of Chief Executive Officer of the Company, effective October 28, 2013. Daniel Taitz, who has served as the interim principal executive officer of the Company since February 7, 2013, will continue to serve as Chief Administrative Officer of the Company. Mr. Dienst has served on the Company’s Board of Directors (the “Board”) since August 2013 and upon commencement of his employment as Chief Executive Officer of the Company, Mr. Dienst resigned from his position as Chairman of the Finance Committee of the Board and a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Mr. Dienst has served in several leadership positions, helping to successfully reposition and grow publicly held companies. Mr. Dienst served as Executive Director and Group Chief Executive Officer of Sims Metal Management Limited (“Sims Metal”) from March 2008 through June 2013 and formerly served as director (since June 2001), Chairman (since April 2003), Chief Executive Officer (since January 2004) and President (since September 2004) of Metal Management, which merged with Sims Metal in March 2008. From January 1999 to January 2004, Mr. Dienst served in various capacities with CIBC World Markets Corp., including Managing Director of the Corporate and Leveraged Finance Group. From October 1995 to March 1998, he served in various capacities with Jefferies & Company, Inc., and served as its Vice President for Corporate Finance and Restructurings. Mr. Dienst has also served as Chairman of the Board and Acting Chief Executive of Metals, USA, Inc. from 2002 until its sale to an affiliate of Apollo Management LP in 2005.

There is not currently, nor has there been in the past, any family relationship between Mr. Dienst and any director or executive officer nor any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Dienst has or had a direct or indirect material interest.

On October 25, 2013, the Company entered into an employment agreement with Mr. Dienst (the “Employment Agreement”), pursuant to which Mr. Dienst’s employment commenced on October 28, 2013 and continues for a period of three years to December 31, 2016 (unless terminated earlier as a result of Mr. Dienst’s death or “disability,” by the Company with or without “cause” or by Mr. Dienst for “good reason,” each as defined in the Employment Agreement), with automatic one-year renewals thereafter unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the term. Under the terms of the Employment Agreement, Mr. Dienst is entitled to receive an annual base salary of $775,000, subject to increase (but not decrease) at the discretion of the Compensation Committee of the Board and, commencing January 1, 2014, an annual target bonus of 75% of base salary, with a minimum bonus of 0% of base salary and a maximum bonus of 150% of base salary, based on the achievement of goals established by the Compensation Committee for each calendar year.

In addition, upon commencement of his employment on October 28, 2013, Mr. Dienst received the following equity awards:

•	A grant of options to purchase 1,000,000 shares of the Company’s Class A common stock (the “Options”), 250,000 of which shall have an exercise price of $2.75 (the “$2.75 Tranche”), 250,000 of which shall have an exercise price of $3.00 (the “$3.00 Tranche”), 250,000 of which shall have an exercise price of $4.00 (the “$4.00 Tranche”) and the remaining 250,000 of which shall have an exercise price of $5.00 (the “$5.00 Tranche,” and collectively with the $2.75 Tranche, the $3.00 Tranche and the $4.00 Tranche, the “Option Tranches”), which options will vest as to one-third of each Option Tranche on each of December 31, 2014, December 31, 2015 and December 31, 2016, subject to Mr. Dienst’s continued employment with the Company;

•	A grant of 400,000 restricted stock units representing the right to receive 400,000 shares of the Company’s Class A common stock (the “Time-Vested RSUs”), which restricted stock units will vest as to 133,333 of the shares on each of December 31, 2014 and December 31, 2015, and as to 133,334 of the shares on December 31, 2016, subject to Mr. Dienst’s continued employment with the Company; and

•	A grant of 800,000 restricted stock units representing the right to receive 800,000 shares of the Company’s Class A common stock (the “Performance RSUs”), which restricted stock units will vest as to 200,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $6, as to an additional 200,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $8, as to an additional 200,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $10, and as to the final 200,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $12, subject to Mr. Dienst’s continued employment with the Company.

Mr. Dienst will also be eligible to participate in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company and will receive reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses.

If the Company terminates Mr. Dienst without “cause” or he resigns for “good reason,” subject to his execution of a mutually satisfactory release and compliance with the covenants described below, Mr. Dienst will be entitled to the following: (1) twelve (12) months’ base salary paid in the form of salary continuation commencing within 60 days of termination (or in the form of a cash lump sum payment payable within two and a half months after termination if Mr. Dienst is terminated after a “change of control”); (2) a pro-rated bonus (so long as his targets have been met and bonuses are paid generally to similarly situated executives); (3) accelerated vesting of any outstanding unvested Time-Vested RSUs (provided that only 50% of any outstanding unvested Time-Vested RSUs shall vest if Mr. Dienst is terminated on or prior to January 1, 2015); (4) accelerated vesting of any outstanding unvested Options (with no change in the strike price of such Options); (5) an extension of the period to exercise any Options (to the extent otherwise exercisable) for 18 months following his termination; (6) an extension of the period to satisfy the performance conditions associated with Mr. Dienst’s Performance RSUs for 18 months following his termination; and (7) payment of COBRA health insurance premiums for up to 12 months following termination (unless earlier eligible to receive subsequent employer-provided coverage).

If the Company does not renew the Employment Agreement upon expiration of its term, Mr. Dienst will be entitled to an extension of the period to satisfy the performance conditions associated with his Performance RSUs for 12 months following his termination and an extension of the period to exercise any Options (to the extent otherwise exercisable) for 12 months following his termination.

The Employment Agreement contains customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under the agreement, Mr. Dienst cannot compete with the Company for a 12 month period after termination. The non-solicitation covenant extends for 12 months after termination.

Item 8.01 Other Events.

On October 28, 2013, the Company issued a press release announcing the appointment of Mr. Dienst as Chief Executive Officer of the Company. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: October 29, 2013	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated October 28, 2013.

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